ROSEVILLE COMMUNICATIONS COMPANY
                         SUBSIDIARIES OF THE REGISTRANT
                                 EXHIBIT 21 (A)



                                            State of       Percentage of Voting
                                        Incorporation or   Securities Owned by
       Subsidiary                         Organization       Immediate Parent
       ----------                          ----------             -----------
Roseville Telephone Company                California                100.00

Roseville PCS, Inc                         California                100.00

West Coast PCS LLC                         California                 98.00

RTC Communications Corporation             California                100.00

Sacramento-Valley Limited Partnership      California                 24.00

Roseville Directory Company                California                100.00

Roseville Long Distance                    California                100.00

RCS Internet Services                      California                100.00